UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 14, 2005

Bancinsurance Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-8738	31-0790882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Broad Street, 10th Floor, Columbus, Ohio		43215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-228-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 14, 2005, Bancinsurance Corporation (the "Company") entered into separate Undertaking Agreements (collectively, the "Undertaking Agreements") with each of Simon Sokol, Chief Executive Officer of the Company, John S. Sokol, President of the Company, and Sally J. Cress, former Secretary and Treasurer of the Company. Pursuant to the Undertaking Agreements, the Company agreed to advance to Simon Sokol, John S. Sokol and Sally J. Cress such legal fees and expenses (not to exceed $50,000, $50,000 and $17,500, respectively, without the approval of the Company's disinterested directors) as are actually and reasonably incurred by them in connection with the Company's Audit Committee's investigation relating to Ernst & Young LLP's withdrawal of its audit reports for the years 2001 through 2003 for the Company. Each of Simon Sokol, John S. Sokol and Sally J. Cress agreed in his or her Undertaking Agreement to repay the amount of any advancements made by the Company pursuant to his or her Undertaking Agreement if the Company's disinterested directors determine that he or she failed to reasonably and in good faith cooperate with the Company, its Audit Committee and the professional advisors retained by the Audit Committee in connection with such investigation. Copies of the Undertaking Agreements are attached hereto as Exhibits 99.1, 99.2 and 99.3 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Undertaking Agreement dated April 14, 2005 between Bancinsurance Corporation and Simon Sokol.
99.2 Undertaking Agreement dated April 14, 2005 between Bancinsurance Corporation and John S. Sokol.
99.3 Undertaking Agreement dated April 14, 2005 between Bancinsurance Corporation and Sally J. Cress.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancinsurance Corporation

April 15, 2005	By:	John S. Sokol

Name: John S. Sokol
Title: President

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Exhibit Index

Exhibit No.	Description

99.1	Undertaking Agreement dated April 14, 2005 between Bancinsurance Corporation and Simon Sokol.
99.2	Undertaking Agreement dated April 14, 2005 between Bancinsurance Corporation and John S. Sokol.
99.3	Undertaking Agreement dated April 14, 2005 between Bancinsurance Corporation and Sally J. Cress.